UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on June 13, 2017, Soupman, Inc. (the “Company”) and certain of its wholly-owned and indirect subsidiaries (collectively with the Company, the “Debtors”) filed a voluntary petition (the “Chapter 11 Case”) under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Chapter 11 Case is being administered under the caption In re The Original Soupman, Inc. (Case No. 1:17-bk-11313). The Company has continued to operate its business in the ordinary course as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

As previously disclosed, in connection with the filing of the Chapter 11 Case, the Debtors entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of September 6, 2017 with Gallant Brands, Inc. (the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price equal to approximately $6.7 million, which would be satisfied in cash and the assumption of certain specified liabilities. The closing of the Asset Sale contemplated under the Asset Purchase Agreement occurred on September 8, 2017. An auction was conducted on August 28, 2017 pursuant to the bid procedures approved by the Court and the sale was approved by order of the Court entered September 7, 2017. The Debtors received total consideration of approximately $6.7 million.

Following the Debtors’ sale of substantially all of their assets to the Buyer in the Asset Sale, the Debtors have worked to wind-down their remaining business and evaluate the Company’s options with respect to the remaining immaterial assets, while also evaluating their options for final resolution of the Chapter 11 Case. As described in the Conversion Motion (defined and described below), the Debtors have determined that it would be in the best interest of all creditors and stakeholders to convert the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code (the “Chapter 7 Case”). Accordingly, on October 17, 2017, the Debtors filed a motion with the Court seeking to convert their Chapter 11 Case into a Chapter 7 Case (the “Conversion Motion”). A hearing on the Conversion Motion has been scheduled for October 31, 2017. A copy of the Conversion Motion is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

If approved by the Court, the Conversion Motion is expected to be effective on October 31, 2017. Further, if the Conversion Motion is approved by the Court, the Debtors’ Chapter 11 Case will be converted to a Chapter 7 Case, and a trustee will be appointed to liquidate the Debtors’ remaining assets for distribution in accordance with the priorities established by Chapter 7 of the Bankruptcy Code. If the conversion to a Chapter 7 Case occurs, the Debtors will no longer remain in possession of their remaining assets and properties, they will cease operating their remaining businesses and managing their remaining properties as debtors-in-possession, and their assets and properties will be liquidated for the benefit of their creditors. The Company believes that its stockholders will not receive any distributions in or after the liquidation proceedings, and, accordingly, that the shares of its common stock are worthless.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2017, Jamieson Karson resigned as the Company’s Chief Executive Officer and as Chairman of the Company’s Board of Directors. Further, on October 1, 2017, Ronald Crane resigned as a member of the Company’s Board of Directors. The resignations of Mr. Karson and Mr. Crane were not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices.

The Company expects that, if the Conversion Motion is approved, a trustee appointed by the Court will assume control over all assets and operations of the Company. Mr. Michael Wyse, Interim Chief Financial Officer and Chief Restructuring Officer, will continue in that capacity until a trustee is appointed and assumes control.

Item 7.01. Regulation FD Disclosure.

As a result of the Company's present financial condition discussed in more detail elsewhere herein, the Company does not anticipate filing any further reports under the Securities Exchange Act of 1934, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K unless or until deemed appropriate by the Chapter 7 trustee. The Company does not expect to be able to distribute any proceeds to the Company’s stockholders in or after the expected liquidation proceedings.

Additional information on the Chapter 11 Case, including access to documents filed with the Court and other general information about the Chapter 11 Case, is available at a subscription based service known as PACER, at https://ecf.deb.uscourts.gov/cgi-bin/iquery.pl?949006151816262-L_1_0-1.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit

Description

99.1

Debtors’ Motion for Entry Of An Order Converting Their Chapter 11 Proceeds To Chapter 7 Pursuant To 11 U.S.C. 1112(a)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2017	SOUPMAN, INC.

	By:	/s/ Michael Wyse
Name: Michael Wyse
Title: Interim CFO & CRO

EXHIBIT INDEX

Exhibit

Description

99.1

Debtors’ Motion for Entry Of An Order Converting Their Chapter 11 Proceeds To Chapter 7 Pursuant To 11 U.S.C. 1112(a)